Contacts:                                                        Exhibit 99.1

Tripos, Inc.

Dr. John P. McAlister

President and CEO

(314) 647-1099

(Media only)

Waggener Edstrom Worldwide

Bioscience and Healthcare Practice

Lisa Osborne

Account Director

(202) 326-0793

lisao@waggeneredstrom.com

For Release 8 a.m. EST

Nov. 20, 2006

Tripos Announces Definitive Agreement to Sell Discovery Informatics Business

ST. LOUIS - Nov. 20, 2006 - Tripos, Inc. (Nasdaq: TRPS), today announced that it had entered into a definitive agreement to sell substantially all of the assets of its Discovery Informatics business to Vector Capital, a San Francisco-based private equity boutique specializing in buyouts, spinouts and recapitalizations of established technology businesses. This asset sale, expected to close in the first quarter of 2007, is an initial step in the liquidation of Tripos. Liquidating distributions, in an amount to be determined, are expected to begin approximately six months after the closing of this transaction. Tripos' preliminary estimate is that there would be between $6 million to $12 million available for distribution to common stockholders assuming completion of the sale of its Discovery Informatics business to Vector, sale of its Discovery Research business, completion of certain other transactions described below, and satisfaction of all liabilities at amounts currently estimated.

Tripos also announced earlier this week that it is in advanced discussions to sell its U.K.-based Discovery Research business and related assets. Tripos will make prompt public disclosure of any definitive agreements for the sale of part or all of its Discovery Research business.

"This transaction will allow the Discovery Informatics business to continue to serve its computational chemistry and enterprise research IT customers as a private company with greater access to growth capital," said Dr. John P. McAlister, president and CEO of Tripos. "Furthermore, it will enable the Discovery Informatics business to strengthen its core SYBYL® business and continue to develop innovative scientific software products and services to meet the evolving needs of the pharmaceutical and biotechnology industries."

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Tripos Announces Definitive Agreement to Sell Discovery Informatics Business                                                   Page 2

Commenting on these announcements, Dr. McAlister added, "In January 2006, we announced that Tripos had engaged investment bankers to assist the board in evaluating a range of strategic alternatives for the company, including mergers and acquisitions, becoming a private company, and separating its informatics and research businesses. Since then, we have undertaken an intensive search for the best alternative for our stockholders, and have engaged in extensive and in some cases advanced negotiations with several parties, including strategic investors and financial investors in the United States, Asia and Europe. The board recommends that stockholders approve this transaction based upon its belief that accepting the offer from Vector and proceeding with the liquidation and dissolution of Tripos provides a greater certainty of value to our stockholders than the continued uncertainty of operating Tripos in its current form or under any other structure that we might reasonably put in place."

The Asset Sale and Proposed Liquidation

Under the asset purchase agreement, Tripos will sell its Discovery Informatics business for approximately $25.6 million in cash, subject to adjustment based upon net working capital at closing. Tripos will retain certain assets and substantially all the liabilities of the business, which must be disposed of or satisfied before any distribution to shareholders. Tripos' Board of Directors has approved the transaction and recommends that Tripos' stockholders approve the transaction at a special meeting of stockholders at a date to be determined. The transaction is subject to numerous customary terms and conditions, including approval by Tripos' stockholders and limited post-closing indemnification. Seven Hills Partners, LLC, acted as exclusive financial advisor to Tripos in this transaction.

Tripos' preliminary estimate is that there would be between $6 million and $12 million available for distribution to common stockholders, assuming completion of the Vector transaction, sale of the Discovery Research business on the terms currently being negotiated, and sale of certain other corporate assets, such as the Missouri headquarters building, surplus U.K. investments and an investment in a private equity fund. A substantial portion of the proceeds from this transaction, in an amount that can only be estimated at this time, will be needed to pay debts, other liabilities and any corporate taxes that in a liquidation must be satisfied before stockholders can be paid. The exact timing and amount of any liquidating distributions cannot be predicted at this time. Under the agreement, Tripos is not able to make any distributions to its common stockholders for six months after closing.

The amount and timing of liquidating distributions are subject to a number of uncertainties, some of which are not fully within Tripos' control, including Tripos' ability to consummate the sale of its Discovery Informatics and Discovery Research businesses at the prices and terms currently under negotiation; the price Tripos is able to obtain for certain corporate assets that are not part of the transactions under discussion; the terms upon which Tripos is able to settle its outstanding liabilities and other liabilities that will arise in a liquidation; the costs that Tripos will incur while it remains a public company that files reports with the Securities and Exchange Commission (SEC); and the duration and expense of the liquidation process.

Tripos plans to file a proxy statement with the SEC containing more detailed information about the proposed asset sale to Vector and other elements of its plan for liquidation and dissolution, including additional information about estimated proceeds to stockholders. Following SEC review of the proxy statement, Tripos will schedule a special meeting of stockholders and distribute the proxy statement. It is currently anticipated that the special meeting will be held early in 2007.

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Tripos Announces Definitive Agreement to Sell Discovery Informatics Business                                                   Page 3

 General

This press release contains forward-looking statements concerning, among other things, Tripos' future prospects, including: (1) Tripos' ability to consummate the sale of its Discovery Informatics business to Vector; (2) Tripos' ability to sell its Discovery Research business and certain other assets; (3) Tripos' ability to satisfy its creditors out of the proceeds of the foregoing transactions and other available resources; (4) Tripos' ability to offset corporate tax liabilities on the sale of assets through the utilization of net operating loss carryforwards; (5) Tripos' ability to distribute any remaining cash to its stockholders; (6) Tripos' ability to access the capital necessary to fund its business, including the availability of capital to replace its existing bank facility upon maturity and the potential need to issue common stock or warrants which could be dilutive to current stockholders; (7) Tripos' ability to assess, pursue and effect strategic alternatives to maximize stockholder value; (8) Tripos' ability to obtain an extension of its bank line of credit, which is currently in default and in any event matures Jan. 1, 2007; or (9) in the event that Tripos is unable to effect strategic transactions, additional steps that might need to be taken. These statements are based upon numerous assumptions that Tripos cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors set forth in the company's filings with the SEC, including, without limitations, those factors set forth in the company's Form 10-K for the fiscal year ended Dec. 31, 2005, and from time to time in the company's periodic filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Within Tripos' Discovery Informatics business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Further information on Tripos can be found at http://www.Tripos.com.

About Vector Capital

Vector Capital is a private equity boutique specializing in spinouts, buyouts and recapitalizations of established technology businesses. Vector identifies and pursues these complex investments in both the public and private markets. Such opportunities are typically underserved by traditional buyout and venture capital firms. Vector actively partners with management teams to devise and execute new financial and business strategies that materially improve the competitive standing of these businesses and enhance their value for employees, customers and shareholders. Among Vector's portfolio companies are WatchGuard Technologies, Register.com and Corel Corporation (NASDAQ: CREL). For more information, visit www.vectorcapital.com.

Additional Information About the Transactions

Tripos, Inc., will file with the Securities and Exchange Commission a proxy statement and other documents regarding the proposed asset sale and plan of liquidation referred to in this press release. Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information. A definitive proxy statement will be sent to Tripos, Inc.'s, shareholders seeking their approval of the transactions. Investors may obtain a free copy of the proxy statement and other documents filed by Tripos, Inc., with the Commission at the Commission's Web site at www.sec.gov, or by directing a request to John Yingling, Vice President and Chief Financial Officer, Tripos, Inc., 1699 South Hanley Rd., St. Louis, Missouri 63144.

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Tripos Announces Definitive Agreement to Sell Discovery Informatics Business                                                   Page 4

Participants in the Transactions

Tripos, Inc., and its directors and executive officers may be considered participants in the solicitation of proxies from Tripos, Inc.'s, shareholders in connection with the proposed transactions. Information about the directors and executive officers of Tripos, Inc., and their ownership of Tripos, Inc., stock is set forth in the proxy statement for Tripos, Inc.'s, 2006 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

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Tripos and the Tripos logo are registered trademarks of Tripos, Inc., and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.